- --------------------------------------------------------------------------------


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

               CURRENT REPORT PURSUANT To SECTION 13 OR 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               December 1, 1995





                             HUNTER RESOURCES, INC.
             (Exact name of Registrant as specified in its Charter)

                          Commission file number 1-1705

     Pennsylvania                                        87-0205057
  (State of Incorporation)                  (I.R.S. Employer Identification No.)


600 East Las Colinas Blvd., Suite 1200, Irving, Texas                  75039
     (Address of principal executive offices)                       (Zip Code)

                                 (214) 401-0752
              (Registrant's telephone number, including area code)

















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- --------------------------------------------------------------------------------


        Page 1 of 39 pages contained in the sequential numbering system.

                            CURRENT REPORT OF EVENTS

Item 2.       Recent Developments

On December 1, 1995, Hunter Gas Gathering, Inc. ("Hunter Gas"), a wholly-owned subsidiary of Hunter Resources, Inc. ("Hunter"), closed on an acquisition ("Superior") of two unregulated gas gathering systems. The total consideration was $1 million cash, funded by Hunter's existing line of credit. The acquisition had an effective date of July 1, 1995. The gathering systems are located in Texas and Louisiana.

Item 7.       Financial Statements and Exhibits.


                                                                                                                    Sequentially
                                                                                                                    Numbered Page
     (a)      Financial Statements of the Business Acquired:

              Historical Summary of Revenue and Direct Operating Expenses (Unaudited) for the
                      Year Ending December 31, 1994 and Nine Months Ending September 30, 1995                             3
              Notes to Unaudited Historical Summary of Revenues and Direct Operating Expenses for the
                      Year Ending December 31, 1994 and Nine Months Ending September 30, 1995                             4

     (b)      Pro forma financial information:

              Pro Forma Consolidated Financial Information (unaudited)                                                    5
              Pro Forma Consolidated Balance Sheet (unaudited) as of September 30, 1995                                   6
              Pro Forma Consolidated Statement of Operations (unaudited)
                      For the Twelve Months Ended December 31, 1994                                                       7
              Pro Forma Consolidated Statement of Operations (unaudited)
                      For the Nine Months Ended September 30, 1995                                                        8
              Notes to Unaudited Pro Forma Consolidated Financial Statements                                              9

     (c)      Exhibits:

              Agreement to Acquire Assets                                                                                10

                                   SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED:        August 19, 1996                       HUNTER RESOURCES, INC.


                                                     By:       /s/ Gary C. Evans
                                                               -----------------
                                                               Gary C. Evans
                                                               President

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      PROPERTIES ACQUIRED DECEMBER 1, 1995

      Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995
                                   (Unaudited)


                                                                                      Year                 Nine Months
                                                                                     Ended                     Ended
                                                                                     1994                      1995
                                                                        ------------------------------------------------------------
Gas gathering and marketing                                                $        3,133,000          $    1,797,000
Oil and gas sales                                                                      39,000                  33,000
Purchases of natural gas                                                           (2,451,000)             (1,287,000)
Pipeline operating expenses                                                          (494,000)               (298,000)
                                                                        ------------------------------------------------------------
Net revenues

                                                                           $          227,000          $      245,000
                                                                        ------------------------------------------------------------




                    See Notes to Unaudited Historical Summary

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      Properties Acquired December 1, 1995

          Notes to Unaudited Historical Summary of Revenues and Direct
                          Operating Expenses for Year

       Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

     The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the gathering systems acquired by Hunter Resources, Inc. (the "Company") on December 1, 1995. The properties were acquired in exchange for $1,000,000 in cash, funded by an existing bank line of credit. Revenues are recorded when gas is transported through the gathering systems and when oil and gas is sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include purchases of natural gas and pipeline operating expenses. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

                      MAGNUM PETROLEUM, I. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)


The following unaudited pro forma consolidated balance sheet of the Company is based on the historical consolidated balance sheet as of September 30, 1995, adjusted to give effect for the acquisition of the Superior gas gathering systems acquired December 1, 1995, the purchase of the remaining ownership interests of Midland Hunter Petroleum Limited Liability Company ("Midland") on October 18, 1995, and the Reef and Tana oil and gas properties acquired October 25, 1995 and November 9, 1995 as if the acquisitions had been consummated at the balance sheet date. The historical consolidated statements of operations of the Company for the year ended December 31, 1994 and the nine months ended September 30, 1995 have been adjusted to give effect for the Superior acquisition as if the acquisition had been consummated at the beginning of each respective period presented. In addition, the Company has also adjusted the consolidated statements of operations for the acquisition on March 31, 1995 of the Arrington oil and gas properties, the October 18, 1995 acquisition of the Midland ownership interest, the October 25, 1995 acquisition of the Reef oil and gas properties and the November 9, 1995 acquisition of the Tana oil and gas properties as if the acquisitions had been consummated at the beginning of each respective period presented. The Arrington, Midland, Reef and Tana acquisitions were previously reported on amended Forms 8-K filed September 26, 1995, July 24, 1996, January 8, 1996, and January 24, 1996, respectively.

     The pro forma consolidated balance sheet and statements of operations have been prepared based on estimates and assumptions deemed by management of the Company to be appropriate and do not purport to be indicative of the results of operations which would actually have been obtained if the acquisitions had occurred as presented in such statements, or which may be obtained in the future. The pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1995, which have been filed with the Securities and Exchange Commission.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                   (Unaudited)


                                                                       Hunter      Midland       Pro Forma     Combined
                                                                     Historical   Historical    Adjustments    Pro Forma
                                                                   ------------- ------------- ------------- -------------
                        ASSETS
CURRENT ASSETS:
     Cash                                                             $  87,000  $     47,000  $(F) (12,000)  $   122,000
     Notes and accounts receivable, net:
            Trade (less reserve of $84,000)                                                     (A) 300,000
            Affiliates                                                                          (A)(300,000)
     Prepaids                                                           852,000        77,000   (F) (19,000)      910,000
     TOTAL CURRENT ASSETS                                                79,000                                    79,000
                                                                         91,000        12,000   (F)  (3,000)      100,000
                                                                   ------------- ------------- ------------- -------------
                                                                      1,109,000       136,000       (34,000)    1,211,000
                                                                   ------------- ------------- ------------- -------------

PROPERTY AND EQUIPMENT:
      Oil and gas properties, full cost method                        8,780,000     1,563,000  (A)6,387,000    16,339,000
                                                                                               (F) (391,000)
      Pipelines                                                         674,000                (A)1,000,000     1,674,000
      Other property                                                    218,000                                   218,000
                                                                    ------------ ------------  ------------- -------------
                                                                      9,672,000    1,563,000      6,996,000    18,231,000
      Accumulated depreciation, depletion,
        amortization and impairment                                  (4,934,000)    (476,000)  (A)  476,000    (4,934,000)
PROPERTY AND EQUIPMENT, NET                                           4,738,000    1,087,000      7,472,000    13,297,000
                                                                    ------------ ------------  ------------- -------------

Excess of cost of investments in subsidiaries
    over net assets acquired,                                           963,000                                   963,000
Accounts and notes receivable, net:   Trade                                -                                         -
                                 Affiliates                              86,000                                    86,000
Deposits and other assets                                                 4,000        2,000                        6,000
                                                                    ------------ ------------  ------------- -------------
                       TOTAL ASSETS                                 $ 6,900,000  $ 1,225,000   $  7,438,000  $ 15,563,000
                                                                    ============ ============  ============= =============

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued liabilities: Trade                $   957,000  $   170,000   $(A)  20,000  $  1,105,000
                                                                                                (F) (42,000)
                                 Affiliates                              19,000       60,000    (F) (15,000)       64,000
     Suspended revenue interests                                        733,000                                   733,000
     Notes payable, current                                             575,000      204,000    (A)2,731,000    3,459,000
                                                                                                (F) (51,000)
                                                                    ------------ ------------  ------------- -------------
      TOTAL CURRENT LIABILITIES                                       2,284,000      434,000      2,643,000     5,361,000
     Deferred income tax                                                  7,000                                     7,000
     Long-term debt, less current portion                             1,166,000      191,000    (F) (48,000)    6,122,000
                                                                                                (A)4,813,000
     Production Payment Liability (Non-Recourse)                        305,000                                   305,000
     Other Liabilities                                                   85,000         -       (A)  600,000      685,000
          TOTAL LIABILITIES                                         ------------ ------------  ------------- -------------
     Commitments and contingencies                                    3,847,000      625,000       8,008,000   12,480,000
                                                                    ============ ============  ============= =============

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value; 1,000,000 shares authorized for each Class A,B,C; 90,000 shares (Class A, Series 1)
       issued and outstanding                                            90,000                                    90,000
     Common stock, $.10 par value; 100,000,000 shares authorized;
          18,354,261 shares issued and outstand                       1,835,000                                 1,835,000
     Capital in excess of par value                                   1,816,000      560,000    (F)(560,000)    1,816,000
     Accumulated deficit                                               (668,000)      40,000    (F) (10,000)     (638,000)
                                                                    ------------ ------------  ------------- -------------
                                                                      3,073,000      600,000       (570,000)    3,103,000
     Less 22,000 shares of treasury stock at cost and Put stock         (20,000)        -                         (20,000)
                                                                    ------------ ------------  ------------- -------------
               TOTAL STOCKHOLDERS' EQUITY                             3,053,000      600,000       (570,000)    3,083,000
                                                                    ------------ ------------  ------------- -------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 6,900,000  $ 1,225,000   $  7,438,000  $ 15,563,000
                                                                    ============ ============  ============= =============




            See notes to Pro Forma Consolidated Financial Statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                       For the Twelve Months ended December 31, 1994
                                  -------------------------------------------------------------------------------------------------


                                    Hunter   Arrington   Midland      Reef      Tana      Superior    Pro forma     Combined
                                  Historical Historical Historical Historical Historical Historical  Adjustments    Pro forma
                                  ---------- ---------- ---------- ---------- ---------- ---------- ------------- -------------

Revenues:
  Gas gathering and marketing     $  443,000 $          $          $          $          $3,133,000 $             $ 3,576,000
  Oil and gas sales                  581,000  563,000    921,000    1,446,000  3,176,000     39,000 (F) (230,000)   6,496,000
  Oil field services and
   commissions                     1,122,000                                                        (B)   48,000    1,170,000
  Interest                            26,000                                                                           26,000
  Other                              184,000                                                                          184,000
                                  ---------- ---------- ---------- ---------- ---------- ---------- ------------- -------------
       TOTAL REVENUES              2,356,000  563,000    921,000    1,446,000  3,176,000  3,172,000     (182,000)  11,452,000
                                  ---------- ---------- ---------- ---------- ---------- ---------- ------------- -------------

Expenses:
  Purchases of natural gas           262,000                                              2,451,000                 2,713,000
  Pipeline operations                 76,000                                                494,000                   570,000
  Lease operating                    412,000  153,000    693,000      327,000    674,000             (F)(173,000)   2,086,000
  Cost of services                   654,000                                                                          654,000
  Depreciation, depletion,
    amortization and impairment      263,000             167,000                                    (C)1,377,000    1,807,000
  General and administrative         513,000              25,000                                    (D)   52,000      590,000
  Interest                            44,000              32,000                                    (E)  603,000      679.000
  Legal settlement expenses          117,000                                                                          117,000
                                  ---------- ---------- ---------- ---------- ---------- ---------- ------------- -------------
     TOTAL EXPENSES                2,341,000  153,000    917,000      327,000    674,000  2,945,000    1,859,000    9,216,000
                                  ---------- ---------- ---------- ---------- ---------- ---------- ------------- -------------

NET INCOME (LOSS)                     15,000  410,000      4,000    1,119,000  2,502,000    227,000   (2,041,000)   2,236,000

     PREFERRED DIVIDENDS              (9,000)                                                                          (9,000)
                                  ----------  --------- ---------- ---------- ---------- ---------- ------------- -------------
NET INCOME (LOSS)
APPLICABLE TO  COMMON STOCK       $    6,000 $410,000   $  4,000   $1,119,000 $2,502,000 $  227,000 $ (2,041,000) $ 2,227,000
                                  ========== ========== ========== ========== ========== ========== ============= =============


NET INCOME PER SHARE
  primarily and fully diluted)    $     *                                                                         $      .12
                                  ==========                                                                      =============



        * Less than $.01 per share





            See notes to Pro Forma Consolidated Financial Statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)




                                                         For the Nine Months ended September 30, 1995
                                  -------------------------------------------------------------------------------------------------

                                    Hunter    Arrington   Midland      Reef      Tana      Superior    Pro forma     Combined
                                  Historical  Historical Historical Historical Historical Historical  Adjustments    Pro forma
                                  ----------- ---------- ---------- ---------- ---------- ---------- ------------- -------------

Revenues:
  Gas gathering and marketing     $   144,000 $          $          $          $          $1,797,000 $             $ 1,941,000
  Oil and gas sales                   708,000    123,000    563,000    859,000  1,495,000     33,000 (F) (141,000)   3,640,000
  Oil field services and
   commissions                        409,000                                                        (B)   11,000      420,000
  Interest                             20,000                                                                           20,000
  Other                               271,000               115,000                                  (F)  (29,000)     357,000
                                  ----------- ---------- ---------- ---------- ---------- ---------- ------------- -------------
          TOTAL REVENUES

                                    1,552,000    123,000    678,000    859,000  1,495,000  1,830,000     (159,000)   6,378,000
                                  ----------- ---------- ---------- ---------- ---------- ---------- ------------- -------------


Expenses:
  Purchases of natural gas             83,000                                              1,287,000                 1,370,000
  Pipeline operations                  41,000                                                298,000                   339,000
  Lease operating                     329,000     32,000    405,000    225,000    531,000            (F) (101,000)   1,421,000
  Cost of services                    299,000                                                                          299,000
  Depreciation, depletion,
   amortization and impairment        284,000               102,000                                  (C)  748,000    1,134,000
  General and administrative          349,000                44,000                                  (D)   30,000      423,000
  Interest                            129,000                34,000                                  (E)  550,000      713,000
                                  ----------- ---------- ---------- ---------- ---------- ---------- ------------- -------------

          TOTAL EXPENSES
                                    1,514,000     32,000    585,000    225,000    531,000  1,585,000    1,227,000    5,699,000
                                  ----------- ---------- ---------- ---------- ---------- ---------- ------------- -------------



NET INCOME (LOSS)                 $    38,000  $  91,000 $   93,000  $ 634,000  $ 964,000 $  245,000  $(1,386,000) $   679,000
                                  =========== ========== ========== ========== ========== ========== ============= =============

NET INCOME PER SHARE              $      *                                                                         $     .04
  (primarily and fully diluted)   ===========                                                                      =============
  * Less than $.01 per share







            See notes to Pro Forma Consolidated Financial Statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following adjustments have been reflected in the accompanying Pro Forma Consolidated Balance Sheet as of September 30, 1995 and Consolidated Statements of Operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 to give effect for the Superior acquisition of gas gathering pipelines on December 1, 1995.

A) To reflect the acquisition of the Superior gas gathering systems for $1,000,000 funded by a borrowing from the Company's principal lending bank. The adjustment also reflects the acquisition of the remaining seventy-five percent (75%) ownership interest in an affiliated company ("Midland") from a joint venture partner. The purchase price of $1,075,287 consisted of i) $300,000 in cash which was borrowed from Magnum Petroleum, Inc. ("Magnum"),
     ii) $300,000 represented by 85,131 shares of restricted common stock of Magnum valued at $3.52 per share and iii) the assumption of existing bank indebtedness of $475,287. In addition, the adjustment reflects the acquisition of the Reef properties on October 25, 1995 for $2,335,000 funded by a borrowing from the Company's principal lending bank and the issuance of a note payable to Magnum Petroleum, Inc. for $257,000, representing the value of the Magnum Petroleum, Inc. shares issued in the acquisition. Also, the adjustment reflects the acquisition of the Tana properties on November 9, 1995 for $4,229,000 funded by a borrowing from the Company's principal lending bank for $3,104,000 and the issuance of a note payable to the previous owner in the amount of $1,125,000.

B) To reflect overhead fee income charged to outside owners on the acquired properties for which operating rights were also acquired. The overhead fee income generated by the Arrington acquisition was estimated at $43,000 and $7,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. The remainder of $5,000 and $4,000 arose from the Reef acquisition.

C) To reflect additional depletion on oil and gas properties as recalculated using the full cost method and depreciation of pipelines over a fifteen year life using the straight-line method.

D) To reflect additional estimated general and administrative costs associated with the increase in the number of properties and the assumption of operator's duties on the acquired properties. The estimated additional general and administrative expense for the Arrington acquisition was $6,000 and $2,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. An additional $12,000 and $9,000, respectively, arose from the Reef acquisition, while the Tana acquisition accounted for $20,000 and $15,000, respectively. The Superior acquisition accounted for $20,000 and $15,000, respectively. Also, the expense adjustment includes the elimination of $6,000 and $11,000 respectively, related to the Midland acquisition as such amounts are included in the Hunter historical amounts.

E) To reflect interest expense associated with the financed portion of the acquisitions. The estimated additional interest expense for the Arrington acquisition amounted to $120,000 and $32,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995. The Reef acquisition amounted to $169,000 and $170,000 for the respective periods, while the Tana acquisition amounted to $254,000 and $291,000, respectively. The Superior acquisition contributed $68,000 and $66,000, respectively. In addition, the expense adjustment includes the elimination of $8,000 and $9,000, respectively, related to the Midland acquisition as such amounts are included in the Hunter historical amounts.

F) To eliminate amounts related to the Midland acquisition which are recorded in the Hunter historical amounts.

                                   EXHIBIT "A"

                        ASSET PURCHASE AND SALE AGREEMENT


        THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), is entered into this 18th day of August, 1995, but effective as of 7:00 a.m., Central Daylight Savings Time, on July 1, 1995 (the "Effective Time"), by and among SUPERIOR PIPELINE CORPORATION, a British Columbia corporation ("Superior"),
SUPERIOR PIPELINE CORPORATION, a Texas corporation ("SPC"), CWF ASSOCIATES, LTD., a Texas limited partnership ("CWF") (Superior, SPC and CWF are sometimes referred to hereinafter individually as "Seller" and collectively as the "Sellers") and HUNTER GAS GATHERING, INC., a Texas corporation ("Buyer").


                                    RECITALS

     A. SPC operates gas gathering systems and pipelines in the States of Texas, New Mexico and Louisiana (the "Business").

     B. SPC owns certain gas gathering systems and pipelines known as the North Appleby Gas Gathering System, Longwood Gas Gathering System, West Mims Gas Gathering System and East Carlsbad Gas Gathering System (the "Systems") and rights related thereto (the Systems and related rights are collectively referred to herein as the "Assets"), all as more particularly described in Section 1.1 of this Agreement and the diagrams attached thereto.

     B. Superior owns all of the issued and outstanding shares of capital stock of SPC and CWF is the majority shareholder of Superior.

     C. Sellers desire for SPC to sell, and Buyer desires to purchase, the Assets on the terms, and subject to the conditions, hereinafter set forth.


                              TERMS AND CONDITIONS

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:

     1.PURCHASE AND SALE OF ASSETS.


     1.1

     ASSETS TO BE PURCHASED AND SOLD. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), effective as of the Effective Time, SPC shall, and Superior and CWF shall cause SPC to, sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of SPC's right, title and interest in and to the Assets, free and clear of any Liens (as hereinafter defined), which shall include the following items to the extent applicable to the Systems:

        (a) each of the Systems described on Schedule 1.1(a) attached hereto, including, but not limited to, all pipe, meters, metering tubes, metering stations, controllers, samplers, recorders, valves, generators, motors, pumping stations, pumping equipment, compressor stations, compressor equipment, cathodic or electrical protection units, bypasses, regulators, drips, flanges, welds, pig traps, flow control equipment, separators, dehydration and storage facilities, measurement and other equipment, software and any connections, fittings and appurtenant facilities as of the Effective Time installed in or upon or otherwise related to operation or maintenance of the Systems (the "Equipment");

        (b) all contracts and agreements, including but not limited to, (i) gas transportation agreements, gas purchase agreements, gas sale agreements, gas marketing agreements, gas treatment agreements, liquid sales agreements, equipment leases and all other agreements pertaining to the Assets listed on Schedule 1.1(b)(i) and (ii) permits, consents, authorizations, qualifications, certificates, registrations and other approvals and licenses used in connection with the construction, operation and maintenance of the Systems listed on Schedule 1.1(b)(ii), together with SPC's rights under any confidentiality or similar agreements entered into with third parties relating to the Systems (collectively, the "Assumed Contracts");

        (c) all easements, rights-of-way and real property interests pertaining to the Systems or used in connection with the construction, operation and maintenance of the Systems and owned by SPC at the Effective Time, including, but not limited to, all real property leases and all rights to use the surface of any lands or other properties for access to the Systems (including prescriptive rights) owned by SPC (collectively, the "Real Property Interests");

        (d) all of the files, records and data relating to the items described in subsections (a), (b), and (c) of this Section 1.1, including, but not limited to, all operating processes, drawings, specifications, blueprints, flow sheets, equipment and parts lists and descriptions, related instructions, manuals, data, operating records, technical records, contract files and accounting records and procedures related to the Systems (collectively, the "Records");

        (e) all liquid hydrocarbon inventory owned by SPC accruing to the Systems from and after the Effective Time which has not been sold and delivered in the ordinary course of SPC's business (the "Drip"); and

        (f) all other tangible and intangible Assets necessary or desirable for Buyer to effectively operate the Systems which are owned by SPC and which SPC can convey and which are accepted by Buyer.


        1.2  EXCLUDED ASSETS.
        The Assets do not include, and Buyer shall not acquire any interest in, the following items (collectively, the "Excluded Assets"):

        (a)  cash on hand and on deposit in the bank accounts;

     (b) accounts receivable, whether payable in cash, in kind or otherwise, except accounts receivable accrued after the Effective Time, which shall be owned by Buyer;

     (c) all corporate, financial, tax and legal records (other than title and the Records) of Sellers;

     (d) prepayments, deposits and similar interests attributable to the period prior to the Effective Time;

     (e) refunds of costs, taxes or expenses attributable to the period prior to the Effective Time;

     (f) rights under the Assumed Contracts which accrue prior to the Effective Time; and

     (g) any hydrocarbons owned by producers, Sellers or others attributable to periods prior to the Effective Time.


     1.3  ASSUMPTION OF LIABILITIES.

     Except as limited by this Section 1.3, Buyer hereby assumes and agrees to pay, perform and discharge, (a) to the extent not theretofore performed, paid or discharged, all liabilities and/or obligations arising from and after the Effective Time under or with respect to the Assumed Contracts and (b) all liabilities and/or obligations arising out of the operation of the Business or the Assets from and after the Effective Time (collectively, the "Assumed Liabilities") and Buyer expressly agrees to remain liable for, to indemnify Sellers, their directors, officers, employees, advisors, agents, partners and shareholders against and hold each of them harmless from, and to discharge, the Assumed Liabilities. Notwithstanding the foregoing, Buyer assumes no liabilities or obligations of, or claims against, Sellers other than the Assumed Liabilities.


     1.4 RETENTION OF LIABILITIES.

     Except for the Assumed Liabilities, Buyer shall not assume any LIABILITIES OR OBLIGATIONS of Sellers arising out of the operation of the Business or the Assets prior to the Effective Time (collectively, the "Excluded Liabilities") and Sellers expressly agree to remain liable for, to indemnify Buyer, its directors, officers, employees, advisors, agents, partners and shareholders against and hold each of them harmless from, and to discharge, the Excluded Liabilities.


     1.5 ASSIGNMENT AND ASSUMPTION OF ASSUMED CONTRACTS.

     Buyer shall be entitled to the rights and benefits of Sellers under, and Buyer shall assume and be responsible to perform the liabilities and obligations of Sellers under, the Assumed Contracts for and in respect of all periods from and after the Effective Time. Sellers shall pay to Buyer, from time to time after the Closing, any amounts received by it after the Closing with respect to the Assumed Contracts to the extent that such amounts pertain to or are attributable to obligations performed or performable on or after the Effective Time and Buyer shall pay to Sellers any amounts received by Buyer with respect to the Assumed Contracts to the extent that such amounts pertain to or are attributable to obligations performed by Sellers prior to the Effective Time. Buyer assumes no obligations or liabilities of, or claims against, Sellers, except for any obligations or liabilities of Sellers under the Assumed

Contracts which accrue and which would be (but for this Agreement) required to be performed by Sellers from and after the Effective Time.


     1.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on Schedule 1.6. Buyer and Sellers hereby agree to furnish such reports and returns to the Internal Revenue Service and the Secretary of Treasury as may be required by Section 1060 of the Code and the treasury regulations issued thereunder. All such reports and returns shall be consistent with the allocation of the Purchase Price set forth on Schedule 1.6.

     2. PURCHASE CONSIDERATION


     2.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets shall be a total of One Million Two Hundred Thousand and No/100 U.S. Dollars ($1,200,000.00), subject to adjustment as provided in Section 2.2 below. One Hundred Thousand and No/100 U.S. Dollars ($100,000.00) of the Purchase Price (the "Escrowed Funds") shall be payable upon execution of this Agreement by Buyer and Sellers by Buyer's delivery of a confirmed wire transfer of funds, bank cashier's check or other form of immediately available funds to First
Interstate Bank of Texas, N.A., Irving, Texas, as Escrow Agent, to be held and distributed in accordance with the terms of the Escrow Agreement attached hereto as Annex "A" (the "Escrow Agreement"), and the remainder shall be payable by Buyer to Sellers at the Closing. The fees of the Escrow Agent shall be paid by the party to which the Escrowed Funds are disbursed.


     2.2 PURCHASE PRICE ADJUSTMENTS. The Purchase Price shall be subject to the adjustment as follows:

     (a) At the Closing, the Purchase Price shall be adjusted upward by (i) the amount of all direct expenditures made by Sellers with respect to the ownership, operation and maintenance of the Assets attributable solely to the period from the Effective Time to the Closing Date (as hereinafter defined) similar to those shown on Schedule 2.2(a) plus a management fee in the amount of Six Thousand Five Hundred and No/100 U.S. Dollars ($6,500.00) per month, (ii) the amount of all reasonable direct expenditures made by SPC for capital improvements and modifications in accordance with the terms of this Agreement, including, but not limited to, expansion improvements and modifications to the North Appleby Gas Gathering System, during the period from the Effective Time to the Closing Date, (iii) all prepaid expenses attributable to the Assets paid by Sellers prior to the Effective Time which are attributable to the period from and after the Effective Time, and (iv) any other amount agreed upon by Sellers and Buyer in accordance with the terms of this Agreement; and downward by (x) the gross proceeds received by Sellers and attributable to the Assets during the period from the Effective Time to the Closing Date (the gross proceeds shall not include proceeds received by Sellers at any time insofar as such proceeds are attributable to the Assets for periods prior to the Effective Time, which proceeds shall belong to Sellers), (y) the proceeds from the sale, salvage or other disposition of equipment comprising a part of the Assets made in accordance with the terms of this Agreement during the period from the Effective Time to the Closing Date, and (z) any other amount agreed upon by Sellers and Buyer, including without limitation, adjustments to the Purchase Price in accordance with Article 6 hereof.

     (b) As soon as reasonably practicable after the Closing, but not later than ninety (90) days thereafter, the parties undertake to and shall, in
     accordance   with  this   Agreement  and  generally   accepted   accounting
     principles, agree with respect to a statement (the "Final Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing and showing the calculation of such adjustments to the Purchase Price. The parties shall undertake to agree with respect to the Final Settlement Statement and the "Final Purchase Price" no later than February 15, 1996. In the event that (i) the Final Purchase Price is more than the adjusted Purchase Price paid at Closing, Buyer shall pay to Sellers the amount of such difference; or (ii) the Final Purchase Price is less than the adjusted Purchase Price paid at Closing, Sellers shall pay to Buyer the amount of such difference, in either event by corporate check.

     (c) Ad Valorem taxes for the current year and utility charges for the billing periods including the Effective Time shall be apportioned pro rata among Buyer and Sellers as of the Effective Time. If the amount of ad valorem taxes for the current year and the amount of utility charges for the billing periods including the Effective Time are not ascertainable on the Effective Time, such taxes and utility charges shall be apportioned based on the immediately preceding tax year and billing periods; provided, however, that such utility charges shall be reapportioned based on actual charges promptly after such amounts are ascertained.

     (d) Sellers hereby are authorized and permitted to solicit proposals and offers from, or respond to a submission of a proposal or offer from, any person or entity (other than Buyer) relating to any transaction which would result in the acquisition, purchase or other transfer of all or any portion of the East Carlsbad Gas Gathering System and the West Mims Gas Gathering System; provided, however, that prior to effecting any such transaction Sellers shall have obtained Buyer's written approval thereof. If such a transaction occurs, the Purchase Price shall be reduced by the purchase price received by Sellers for such gas gathering systems and this Agreement shall be amended to delete any reference to such gas gathering systems from the Assets being transferred hereunder.

     3. THE CLOSING.


     3.1 PLACE, TIME AND DATE. The consummation of the purchase and sale of the Assets provided for in this Agreement (the "Closing") shall take place at the offices of Locke Purnell Rain Harrell, 2200 Ross Avenue, Suite 2200, Dallas, Texas, at 10:00 a.m., Central Daylight Savings Time, on the later of (a) ten (10) days after Sellers shall have received the necessary consents and approvals of their shareholders or partners to the transactions contemplated by this Agreement or (b) ten (10) days after Superior shall have received the necessary consents, approvals and authorizations of the Vancouver Stock Exchange to the transactions contemplated by this Agreement, or at such other place, time or date as the parties hereto shall mutually agree (the "Closing Date").


     3.2 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver the following to Buyer:

     (a) the Escrow Agreement duly executed by Sellers;

     (b) an Assignment and Bill of Sale duly executed by SPC conveying to Buyer all of SPC's right, title and interest in and to the Equipment, the Records and the Drip in the form attached hereto as Annex "B" (the "Assignment and Bill of Sale");

     (c) an Assignment and Assumption Agreement duly executed by SPC conveying to Buyer all of SPC's right, title and interest in and to the Assumed Contracts in the form attached hereto as Annex "C" (the "Assignment and Assumption Agreement");

     (d) a special warranty deed duly executed by SPC conveying to Buyer all of SPC's right, title and interest in and to the Real Property Interests in the form attached hereto as Annex "D" (the "Special Warranty Deed");

     (e) a Stock Purchase and Sale Agreement duly executed by SPC selling and transferring 1,000 shares of common stock, par value $1.00 per share, which constitute all of the issued and outstanding shares of capital stock of SPL Gas Marketing, Inc., a Texas corporation, in the form attached hereto as Annex "E" (the "Stock Purchase and Sale Agreement");

     (f) a certificate executed by Sellers stating that the conditions set forth in Sections 7.1(a) and 7.1(b) of this Agreement have been satisfied;

     (g) certified copies of resolutions duly adopted by each Seller authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated hereby and thereby;

     (h) certificates of existence and good standing or equivalents for each Seller from the Secretary of State of the jurisdiction of its incorporation or organization and certificates of authority from every jurisdiction where each Seller is doing business, each dated not earlier than fifteen (15) days prior to the Closing Date;

     (i) an opinion of counsel of Locke Purnell Rain Harrell (A Professional Corporation) and an opinion of counsel of DuMoulin Black addressed to Buyer, substantially in the forms attached hereto as Annex "F" and Annex "G", respectively;

     (j) consents from third parties to the assignment of the Assumed Contracts, substantially in the form attached hereto as Annex "H"; and

     (k) such other documents and instruments of transfer as may be required by this Agreement or reasonably requested by Buyer to convey to Buyer good and defensible title in and possessory rights to the Assets.


     3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver the following to Sellers:

     (a) a confirmed wire transfer of funds, bank cashier's check or other form of immediately available funds in the amount of the unpaid portion of the Purchase Price, in accordance with written instructions provided by Sellers to Buyer prior to the Closing and as adjusted in accordance with the provisions of Section 2.2 hereof;

        (b)  the Escrow Agreement duly executed by Buyer;

        (c)  the Assignment and Assumption Agreement duly executed by Buyer;

        (d)  the Special Warranty Deed duly executed by Buyer;

        (e)  the Stock Purchase and Sale Agreement duly executed by Buyer; and

        (f) such other documents and instruments as may be required by this Agreement or reasonably requested by Sellers.

        4.REPRESENTATIONS AND WARRANTIES.


        4.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby jointly and severally represent and warrant to Buyer that the following are true and correct on and as of the date of this Agreement and will be true and correct as of the Closing as if made on and as of the Closing Date:

        (a)ORGANIZATION.

        (i) Superior is a corporation duly organized, validly existing and in good standing under the laws of the Canadian Province of British Columbia, its jurisdiction of incorporation.


        (ii) SPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, its state of incorporation, and has full corporate power and authority to carry on its business as now being conducted, to own and hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. SPC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned or leased by it or the nature of the activities conducted by it requires such qualification.

        (iii) CWF is a limited partnership organized under the laws of the State of Texas, with full power and authority to own, lease or operate all properties and assets now owned, leased or operated by it, to carry on its business as now conducted and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

        (b) AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms. Each Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement by any Seller nor the consummation of the transactions contemplated by it will:

        (i) violate or conflict with any provision of the certificate or articles of incorporation or bylaws or other charter document of Superior or SPC or the certificate of limited partnership or the partnership agreement of CWF;


        (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon any Seller;

        (iii) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under), or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which any Seller is a party or by which it is bound; or


          (iv) result in, or require, the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Assets (collectively referred to herein as "Liens").

          Except as set forth on Schedule 4.1(b) and for the necessary consents, approvals and authorizations of the Vancouver Stock Exchange, the shareholders of Superior and SPC and the partners of CWF, none of the Sellers is required to give prior notice to, or obtain any consent, approval or authorization of, any governmental body, creditor or other person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (c) FINANCIAL CONDITION AND RESULTS OF OPERATIONS. Sellers have previously delivered to Buyer copies of (i) the audited consolidated balance sheet of Superior as of July 31, 1992, July 31, 1993 and July 31, 1994, and the related audited consolidated statements of operations, statements of shareholders' equity and statements of cash flows for the fiscal period from inception (October 21, 1991) to July 31, 1992 and for the fiscal years ended July 31, 1993 and July 31, 1994, together with the report thereon by Arthur Andersen & Co., independent public accountants, and the footnotes thereto and (ii) the unaudited consolidated balance sheet as of June 30, 1995 and the unaudited consolidated statements of operations and cash flows of Superior for the period then ended (collectively, the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records and accounting methods of Superior, (ii) present fairly in all material respects the financial position and results of operations of Superior on a consolidated basis as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted United States accounting principles, subject, in the case of the interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually, or in the aggregate, be materially adverse) and the absence of footnotes (which, if presented, would not differ materially from those included in the audited Financial Statements). The Financial Statements reflect the consistent application of those accounting principles throughout the periods involved, except as noted therein.

          (d) ABSENCE OF CERTAIN DEVELOPMENTS. Since June 30, 1995, SPC has not, and Superior and CWF have not caused SPC to:

          (i) subjected any of the Assets, or permitted any of the Assets to become subject, to any Lien;


          (ii) sold, assigned, leased or otherwise transferred any of the Assets other than in the ordinary course of business;


          (iii) disclosed any proprietary or confidential information to any person except in connection with this Agreement or in the ordinary course of business;


          (iv) operated the Business other than in the ordinary course, consistent with SPC's past practices; or


          (v) entered into any agreement or understanding (other than this Agreement) to do or permit any of the foregoing.

          (e) COMPLIANCE WITH LAW. To the best of each Seller's knowledge, SPC has complied with all, and is not in violation of any, (i) statutes, laws, regulations, decrees and order of the United States, all states, municipalities and agencies (federal, state and local) and all foreign jurisdictions applicable to the Business and/or the Assets, and (ii) safety, health and environmental statutes, laws, regulations, decrees and order of the United States, and all states, municipalities and agencies (federal, state and local) applicable to the Business and/or the Assets, except such failures to comply or violations which would not, individually or in the aggregate, materially adversely affect the Assets or the operations of SPC.

          (f) TITLE AND CONDITION OF ASSETS. SPC has good and defensible title to the Real Property Interests and tangible and intangible personal property owned by it that comprise the Assets, free and clear of Liens, other than liens and defects of title which do not, individually or in the aggregate, materially detract from the value of the Assets or the use or enjoyment thereof in the ordinary course of business.

          The Equipment (i) is in good operating condition, order and repair, subject to ordinary wear and tear, and has been maintained in accordance with standard industry practice; (ii) is capable of being used for the purpose for which it is intended without present need for repair or replacement except in the ordinary course of the business;
          (iii) conforms in all material respects with all applicable legal requirements known to each Seller; and (iv) in the aggregate provides the capacity to enable SPC to engage in commercial operation on a continuous basis (subject to normal maintenance and repair in the ordinary course). All of the Equipment constituting the Assets is adequate and sufficient for all operations conducted by SPC in substantially the same manner as conducted prior to the Closing.

          All real and tangible personal properties held by SPC under lease are held under valid and binding lease agreements that are in full force and effect. To each Seller's knowledge, SPC is not in default, and no notice of alleged default has been received by SPC, under any such lease and no lessor is in default or alleged to be in default thereunder. None of the rights of SPC under any lease will be impaired by the consummation of the transactions contemplated by this Agreement.

          Other than its ownership of all of the issued and outstanding shares of capital stock of SPC, Superior has no assets.

          (g)TAXES.

          (i)All taxes, penalties, interest and assessments, including, without limitation, income, withholding, payroll, excise, unemployment, FICA, medicare, franchise, sales, use, personal property, real property and ad valorem taxes, with respect to SPC, the Business and the Assets, have been paid in full.

          (ii)All tax returns and reports required to be filed by Sellers with respect to the Business and the Assets have been prepared in accordance with applicable rules and regulations and timely filed with all proper taxing authorities. Such returns are correct in all material respects and SPC is not required to pay any other taxes, in any amount, except as shown in such returns. An extension of time within which to file any return or report which has not been filed has not been requested or granted.

          (iii)Sellers have not granted any waivers or extensions of time with respect to any audit or time to collect taxes. To each Seller's knowledge, no deficiency for any tax, assessment or governmental
          charges  against  SPC  has  been  threatened,   claimed,  proposed  or
          assessed.

          (iv)Sellers shall be responsible for, and Buyer shall have no liability or obligation with respect to, any tax liability incurred by Sellers as a result of the consummation of the transactions contemplated by this Agreement.

          (h)BROKER'S OR FINDER'S FEES. No person is entitled, directly or indirectly, to compensation by reason of any agreement or understanding with any Seller, as a broker or finder in connection with the sale and purchase of the Assets (other than the finder's fee paid by Sellers to Alliance Energy Services). Sellers shall indemnify and hold Buyer harmless from and against any and all claims by any person as a broker or finder in connection with the sale and purchase of the Assets, directly or indirectly, by reason of an agreement or understanding with any Seller but not paid by Sellers.

          (i) CLAIMS AGAINST THE ASSETS. There are, to each Seller's knowledge, no first rights of refusal, preferential rights, options or claims of a similar nature affecting the Assets.

          (j) GAS AGREEMENTS. To each Seller's knowledge, there are no gas purchase or sale agreements, gas gathering or transportation
          agreements,   third  party  operating   agreements  or  other  similar
          agreements affecting the Assets, except as set forth on Schedule 4.1(j) hereto.

          (k) LITIGATION AND CLAIMS. Except as set forth on Schedule 4.1(k), there is not (a) pending or, to the knowledge of each Seller, threatened, any litigation, action, suit, arbitration, investigation, inquiry, audit, complaint, charge or other proceeding to which any Seller is a party involving the Assets or Business, or to which the Assets or the Business are subject, before or by any court or governmental or regulatory agency or body, or (b) any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Seller or enforceable against the Assets or Business.

          (l) VALIDITY OF EASEMENTS, ETC. To each Seller's knowledge, all easements, rights-of-way, permits, crossing agreements and surface rights included in the Assets are in full force and effect and are valid and subsisting and, except for those consents, approvals and authorizations set forth on Schedule 4.1(b), freely assignable, and all rentals and other payments due thereunder have been properly and timely paid and all conditions necessary to keep them in force have been duly performed.

          (m) ENVIRONMENTAL MATTERS. (i)To each Sellers' knowledge, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been threatened by any governmental entity or other party with respect to any (A) alleged violation by SPC of any Environmental Laws, (B) alleged failure by SPC to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business or (C) Regulated Activity conducted by SPC.

          (ii)To each Sellers' knowledge, SPC has no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by SPC or with respect to any of its properties which has had, or would reasonably be expected to have, a material adverse effect on SPC.

          (iii)During the period of time SPC has owned the Systems, there have been no mercury meters on or attached to any part of the Systems.

          (iv)For the purposes of this Agreement, the following terms have the following meanings:

          "Environmental Laws" shall mean all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions applicable to the Systems now in effect and relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

          "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including glycol and petroleum, their derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

          (n) LICENSES AND PERMITS. SPC possesses all the licenses, permits authorizations, approvals, registrations and other rights of every kind and character listed in Schedule 1.1(b)(ii) ("Permits"), copies of all which have been delivered to Buyer. Such Permits constitute all the Permits necessary under law or otherwise for SPC to construct, own, operate, maintain and use the Assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and SPC's rights with respect thereto (i) is valid and subsisting, in full force and effect, and enforceable by SPC, and (ii) following consummation of the transactions contemplated hereby, will continue to be valid and substituting in full force and effect, and enforceable by Buyer without any consent or approval of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or third party; or, in lieu of such existing Permits, replacement or substitute Permits will be available to or obtainable by Buyer at little or no cost in the ordinary course after application by Buyer therefor. To each Seller's knowledge, SPC is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of any Seller, is threatened to be, revoked, canceled, suspended or modified.

          (o) DISCLOSURE. No representation, warranty or covenant by any Seller contained in this Agreement or the Exhibits or Schedules hereto, or any agreement, document or instrument to be delivered at the Closing by any Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit to state therein a material fact (other than those facts generally recognized to be industry risks normally associated with the Assets) necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are true and complete in all material respects. None of the Sellers knows of any facts (other than those facts generally recognized to be industry risks normally associated with the Assets) related to the Assets which have not been disclosed in writing to Buyer which materially and adversely affect or will materially and adversely affect such Assets or the ability of any Seller to perform this Agreement.

          4.2 REPRESENTATION AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers that the following are true and correct on and as of the date of this Agreement and will be true and correct as of the Closing as if made on and as of the Closing Date:

          (a)ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, its state of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted. Buyer has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it, to carry on its businesses as now conducted and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

          (b)AUTHORITY, NO CONFLICT. Buyer has good and sufficient corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated by it will:

          (i) violate or conflict with any provision of the articles of incorporation or bylaws of Buyer;

          (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator binding upon Buyer; or

          (iii) result in a breach of, or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which Buyer is a party or by which it is bound and which is material to the business or condition of Buyer.

          Except for the satisfaction of any conditions referred to in Section 6, Buyer is not required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (c) BROKER'S OR FINDER'S FEES. No person is entitled, directly or indirectly, to compensation by reason of any agreement or understanding with Buyer, as a broker or finder in connection with the sale and purchase of the Assets. Buyer shall indemnify and hold Sellers harmless from and against any and all claims by any person as a broker or finder in connection with the sale and purchase of the Assets, directly or indirectly, by reason of an agreement or understanding with Buyer but not paid by Buyer.

          (d)LITIGATION AND CLAIMS. There is not (a) pending or, to the knowledge of Buyer, threatened, any litigation, action, suit, arbitration, investigation, inquiry, audit, complaint, charge or other proceeding to which Buyer is a party before or by any court or governmental or regulatory agency or body, or (b) any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Buyer which seeks to restrain or prohibit Buyer from purchasing the Assets.


          4.3 LIMITATION OF WARRANTIES AND REMEDIES. The parties agree that the disclaimers of warranties contained in this Section 4.3 of this Agreement are "conspicuous" for the purposes of any applicable law, rule or order. Notwithstanding anything in this Agreement to the contrary, the Assets are being sold by Sellers to Buyer without recourse, covenant, representation or warranty of any kind, expressed, implied or statutory except as specifically set forth herein. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT AS EXPRESSLY SET FORTH

          IN SECTION 4.1(m) HEREOF, SELLERS EXPRESSLY DISCLAIM AND NEGATE, AND BUYER EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1(f) HEREOF, SELLERS EXPRESSLY DISCLAIM AND NEGATE, AND BUYER HEREBY WAIVES, AS TO THE PIPELINES, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, AS OF THE EFFECTIVE TIME OR THE DATE OF EXECUTION OF THIS AGREEMENT, AND (v) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH SELLERS AND BUYER THAT THE PIPELINES, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE ASSETS ARE HEREBY CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 4.1 (f) HEREOF, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

          5. CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING


          5.1 ACCESS TO RECORDS AND THE ASSETS. Between the date of this Agreement and the Closing Date, Sellers shall give to Buyer reasonable access to the premises, books and records of SPC relating to the Assets, and cause the officers and employees of Sellers to furnish such financial and operating data and other information with respect to the Assets as Buyer may from time to time reasonably request.


          5.2 OPERATION OF THE ASSETS. Between the date of this Agreement and the Closing Date, except as contemplated herein or except with the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), SPC covenants and agrees, and Superior and CWF covenant and agree to cause SPC, to:

          (a)operate the Business in the normal and ordinary course;

          (b)operate the Assets in a prudent, good and workmanlike manner and in accordance with all valid laws, regulations and orders of governmental authorities having jurisdiction and in accordance with existing arrangements for such operations;

          (c)pay or caused to be paid all costs and expenses incurred in connection with the Assets;

          (d)comply with all contracts and other agreements relating to the Assets;

          (e)promptly notify Buyer of any suit, action or other proceedings which may arise or be threatened from and after the date of this Agreement and through the Closing Date; and

          (f)promptly notify Buyer of any notice of claimed default (or any event which, with the giving of notice or the passage of time, or both, will constitute a default) under any order, writ, injunction or decree of any court, commission or administrative agency affecting the Assets or any other agreement affecting the Assets which may arise from and after the date of this Agreement through the Closing Date.


          5.3 NEGATIVE COVENANTS. Between the date of this Agreement and the Closing Date, except as contemplated herein or except with the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), SPC covenants and agrees, and Superior and CWF covenant and agree to cause SPC, to not:

          (a)enter into any new agreements or commitments effecting the Assets which extend beyond the Closing Date;

          (b)modify or terminate any agreement effecting any of the Assets;

          (c)encumber, sell, mortgage, release, transfer, abandon or otherwise dispose of any of the Assets or any interests therein;

          (d) make any expenditures for capital improvements and modifications to the System or any other expenditures in excess of Five Thousand and No/100 U.S. Dollars ($5,000.00); or

          (e) sell, salvage or dispose of equipment comprising a part of the Assets having a value in excess of Five Thousand and No/100 U.S. Dollars ($5,000.00).

          5.4CONFIDENTIALITY.

          In connection with the transactions contemplated by this Agreement, in addition to, and not by way of limitation of, any other obligations of Buyer under or pursuant to any other agreement, whether written or oral, with Sellers or any other obligations of Buyer at law or in equity, all information furnished to Buyer or to any one acting in its behalf will be kept confidential by Buyer and such other person and their respective associates, affiliates, agents, employees, consultants and advisors (collectively, the "Representatives") prior to the Closing Date (or in the event the Closing does not occur, at all times) and will not be used in any manner adverse to Sellers. During such time, Buyer will hold and will cause the Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Assets furnished to Buyer or any Representative by Sellers or any of their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously available to the person to which it was furnished on a non-confidential basis prior to its disclosure,
          (ii) in the public domain, or (iii) available on a non-confidential basis from a person other than a person not bound by any confidentiality agreement). Buyer may release or disclose such information to any Representative in connection with this Agreement prior to the Closing Date or in the event the Closing does not occur only if the Representative is informed of the confidential nature of such information and agrees in writing to the confidential treatment of all such information. If the transactions contemplated by this Agreement are not consummated, Buyer agrees to keep the information confidential. Notwithstanding the foregoing, if a person has been requested or required (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any information, the person so being required will notify Sellers so that Sellers may seek an appropriate protective order. Buyer covenants that Buyer and each Representative will cooperate fully with Sellers in seeking such a protective order.

        5.5 SHAREHOLDER APPROVAL. At the earliest practicable date, Superior will duly call and hold a special shareholder meeting whereby this Agreement and the transactions and agreements contemplated herein will be submitted for the consideration and approval of Superior's shareholders (the "Superior Shareholder Vote"), which approval will be recommended by Superior's Board of Directors. CWF agrees and covenants to vote in favor of the approval of this Agreement and the transactions and agreements contemplated herein. The Superior Shareholder Vote will be effectuated in compliance with applicable law.

        5.6 NO OTHER BIDS FOR SELLER. Sellers shall not, and shall not authorize or knowingly permit any employee, agent, investment banker, attorney, accountant or other representative of Sellers to make, solicit, initiate, encourage or respond to a submission of a proposal or offer from any person or entity (other than Buyer) relating to any transaction which would result in the acquisition, purchase or other transfer of all or any portion of the North Appleby Gas Gathering System and the Longwood Gas Gathering System (hereinafter collectively referred to as a "Third-Party Offer"). Sellers shall not participate in any negotiations regarding, or furnish to any person or entity (other than Buyer), any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person or entity (other than Buyer) to do or seek any of the foregoing. Sellers will immediately cease and cause to be terminated any contacts or negotiations currently pending with respect to Third-Party Offers, if any, and shall use their best efforts to cause all reports, material, data and other written information heretofore disseminated by them or on their behalf by any such employee, agent, investment banker, attorney, accountant or other representative in connection with any such Third-Party Offer or any inquiry or proposal related thereto to be promptly returned to them. Sellers shall promptly notify Buyer of the receipt of any Third-Party Offer or any inquiry or communication which might reasonably be expected to lead to any Third-Party Offer and will provide Buyer with all information that Buyer may reasonably request with respect thereto. Notwithstanding the foregoing, nothing contained herein shall prohibit or limit Sellers' ability to solicit proposals and offers from, or respond to a submission of a proposal or offer from, any person or entity (other than Buyer) relating to any transaction which would result in the acquisition, purchase or other transfer of all or any portion of the East Carlsbad Gas Gathering System and the West Mims Gas Gathering System in accordance with the terms of Section 2.2(d).

        6.  ADDITIONAL AGREEMENTS

        6.1  TITLE PROCEDURE.

        (a) NOTICE. If any of the information or material supplied or made available for inspection by Sellers pursuant to this Agreement or any other information or records reviewed by Buyer reflect the existence of any material encroachment, defect in or objection to title (including objection to the terms of any easement, permit or other agreement) to the

          Systems or any portion thereof which is not to be removed or cured (all of which are herein called "Title Defects"), Buyer shall deliver written notice of the Title Defects to Sellers as soon as practicable but no later than September 29, 1995. As used herein, with regard to Real Property Interests which comprise a portion of the Systems, Title Defects shall not include defects that have been cured by possession under applicable statute of limitation or prescription, defects in early chain of title such as failure to recite marital status in documents, omission of heirship or succession proceedings, lack of survey, failure to record releases of liens or mortgages that have expired by their own terms, to the extent such matters are not reasonably expected to result in claims that will materially adversely affect title to the assets comprising the System, if the same are deemed to be acceptable according to the title standards of the applicable state.


          (b) BUYER'S REMEDIES. As to Title Defects so notified to Sellers, Buyer shall elect as follows, subject to Sellers' right to cure in accordance with Section 6.5 hereof:

          (i) If such Title Defects cause a decrease of more than five percent (5%) in the value, as determined in accordance with subsection 6.1(c) below, of all of the Systems, Buyer may elect to terminate this Agreement; or

          (ii) Buyer may elect to accept all of the Systems subject to the Title Defects and reduce the Purchase Price downward in an amount equal to the decrease in the value of the Systems determined in accordance with subsection 6.1(c) hereof; or

          (iii) Buyer may elect in writing to waive the Title Defect.

          (c) DETERMINATION OF DECREASE IN VALUE. For purposes of this Section 6.1, the amount of decrease in value of the Systems due to uncured or unremedied Title Defects shall be determined by mutual written agreement of the parties.

          6.2 CASUALTY LOSS.

          (a) If, prior to the Closing Date, any portion of a System is destroyed by fire or other casualty, or if any portion of a System shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened (the value of such casualty or taking referred to hereafter as a "Loss"), Buyer may elect to terminate this Agreement as to the affected System if the value of the Loss is more than five percent (5%) of the Purchase Price allocated to the affected System as set forth on
          Schedule 1.6 hereof.

          (b) If this Agreement is not terminated according to this Section 6.2, this Agreement shall remain in full force and effect notwithstanding any such destruction or taking and Sellers shall at the Closing, at Buyer's election, (i) pay to Buyer all sums paid to Sellers and attributable to the affected System by reason of such destruction or taking and shall assign, transfer and set over unto Buyer all of the right, title and interest of Sellers in and to any unpaid awards or other payments arising out of such destruction or taking, including the right to enforce insurance policies or (ii) adjust the Purchase Price by the amount of the

         Loss. Sellers shall not voluntarily compromise, settle or adjust any amounts payable by reason of such destruction or taking without first obtaining the written consent of Buyer.

         (c) For purposes of this Section 6.2, the value of the Loss shall be determined by mutual written agreement of the parties.

         6.3        ENVIRONMENTAL PROCEDURE.

         (a) Sellers consent to the performance of an environmental assessment ("Environmental Assessment") on all or a part of the Systems and agree to allow Buyer or its consultant or other technical representatives (the "Consultant") to have access to the Systems for this purpose at any reasonable time or times prior to September 29, 1995 (the "Assessment Period") and at such times thereafter if a Defect Notice shall have been delivered to Sellers pursuant to Section 6.3(j) hereof.

         (b) The scope of work for the Environmental Assessment will be mutually agreed upon in writing by Buyer and Sellers. The agreement of Sellers will not be unreasonably withheld or delayed. The parties acknowledge and agree that, as a result of the Environmental Assessment conducted by Buyer, additional testing may be required to fully assess the environmental condition of the Systems. Sellers agree that they will not unreasonably withhold or delay consent to conduct a modified or expanded scope of work necessary for Buyer to fully assess the environmental condition of the Systems.

         (c) Buyer will bear all costs associated with the Environmental Assessment. Sellers understand and acknowledge that the Environmental Assessment may involve subsurface testing of soil, groundwater and any surface water at the Systems and may involve soil borings and the installation of groundwater monitoring wells. Buyer will be responsible for disposing of any soil cuttings or other waste generated by this testing and will restore the Systems at the end of the Assessment Period to their condition prior to the performance of the Environmental Assessment. Buyer agrees to indemnify and hold Sellers harmless from any liability arising from the acts or omissions of Buyer or its representatives during the performance of the Environmental Assessment.

         (d) No invasive testing or excavation other than soil borings, the installation of groundwater monitoring wells and grab samples of surface soil, surface water or sediment approved by Sellers under paragraph (b) will be undertaken without the prior written consent of Sellers, which shall not be unreasonably withheld or delayed.

         6.4 Unless otherwise required by law or required by a lender to be disclosed in order for Buyer to obtain funding for the acquisition of the Assets, Buyer agrees to treat confidentially all reports prepared for Buyer by the Consultant in connection with the performance of the Environmental Assessment and the information contained in such reports (collectively, the "Information"). The Information may only be used by Buyer in deciding whether or not to acquire the Systems. In the event that Buyer or its representatives become legally compelled to disclose any of the Information, Buyer will provide Sellers with prompt written notice prior to any such disclosure so that Sellers, if they disagree with this obligation to disclose, may seek a protective order or other appropriate remedy and/or waive compliance with any applicable provisions of this paragraph.

         (a) If requested, Buyer will make the Information available to Sellers and will provide Sellers with copies of the Information without charge.

         (b) Sellers will have the right to have a representative or representatives accompany the Consultant at all times during the Environmental Assessment and Buyer agrees to give Sellers verbal notice not less than 48 hours before any visits by the Consultant to the Systems.

         6.5 Buyer agrees to take and provide to Sellers upon request identical split samples of all sampling done on the Systems.

         (a) For the purposes of this Section 6.3, the following terms will have the following meanings:

                    (i) "Disqualifying Environmental Condition" means (A) the presence, as determined by the Environmental Assessment, of a material amount of Hazardous Substances in the soil, groundwater or surface water in, on, at or under the Systems in a manner or quantity: (x) which is required by Environmental Laws or by any applicable action or guidance levels or other standards published by any governmental agency with jurisdiction over the Systems to be remediated, or if no such requirements, level or standard exists, which exceeds naturally occurring levels and which also exceeds levels generally accepted to pose an imminent and substantial risk to human health; or (y) for which a permit or closure plan is required under applicable Environmental Laws for its continued presence at the Systems; or (B) the failure of a System to have a permit required under applicable Environmental Laws, including, without limitation, permits for air emissions. An amount of Hazardous Substances shall be deemed material only if the cost of the following activities equals or exceeds the "Threshold Amount": (1) remediating the Systems so that such Hazardous Substances present in the soil, groundwater or surface water in, on, at or under the Systems are no longer required to be remediated in the manner described in subparagraph (x) above or no longer exceed the levels described in subparagraph (x) above; or (2) obtaining the permit or implementing the closure plan required under applicable Environmental Laws for the continued presence of Hazardous Substances. The failure of a System to have a permit required under applicable Environmental Laws shall be deemed material only if the cost of obtaining the permit exceeds the Threshold Amount.

                    (ii) "Threshold Amount" means more than five percent (5%) of the value of such System as reflected in Schedule 1.6 hereof.

                    (b) To assert the existence of a Disqualifying Environmental Condition at the Property, Buyer shall provide Sellers prior to the expiration of the Assessment Period with a written notice ("Defect Notice") asserting the existence of a Disqualifying Environmental Condition together with the Environmental Assessment which must contain a conclusion that a Disqualifying Environmental Condition exists, and which conclusion must be reasonably substantiated by the results of the investigation conducted by the Consultant. The Defect Notice shall include a reasonable estimate of the cost of performing the work necessary to bring the Disqualifying Environmental Condition into compliance with

          Environmental Laws and shall expressly provide that Sellers shall be deemed to accept the Defect Notice if they fail to reject it in writing within ten (10) days.

               (c) If the existence of a Disqualifying Environmental Condition is established pursuant to the above paragraphs, then Buyer shall have the option by written notice to Sellers: (i) to terminate this entire Agreement or terminate this Agreement as to the affected System(s), in which event the Purchase Price will be adjusted downward in an amount equal to the value of the affected System as reflected on Schedule 1.6 hereof; or (ii) withdraw the Defect Notice and agree to accept the affected System(s) subject to the Disqualifying Environmental Condition. If Buyer fails timely to exercise this option to terminate it will be deemed to have withdrawn the Defect Notice. If Buyer withdraws the Defect Notice, then the parties will proceed to Closing, the Purchase Price will be reduced by the estimate of the cost of the remediation contained in the Defect Notice to correct the
          Disqualifying Environmental Condition and Buyer will covenant in a document executed at the Closing to remediate the Disqualifying Environmental Condition within a reasonable time after the Closing and to release, indemnify and hold Sellers harmless from any liability associated with the Disqualifying Environmental Condition.

         6.6        RECORDS PROCEDURE.

               (a) Notice. If the result of Buyer's review of the Assumed Contracts is unsatisfactory to Buyer, Buyer shall deliver written notice thereof to Sellers as soon as practicable but no later than September 29, 1995, identifying the reasons for objection to the Assumed Contracts (the "Assumed Contract Objections").

               (b) Buyer's Remedies. As to any Assumed Contract Objections so notified to Sellers, Buyer shall elect as follows, subject to Sellers' right to cure in accordance with Section 6.5 hereof:

                    (i) If the effect of Assumed  Contract  Objections  causes a decrease of more than five percent (5%) in the value, as determined in accordance with subsection 6.4(c) hereof, of all of the Systems, Buyer may elect to terminate this Agreement; or

                    (ii) Buyer may elect to accept the Assumed Contracts subject to the Assumed Contract Objections and reduce the Purchase Price downward in an amount equal to the decrease in the value, as determined in accordance with subsection 6.4(c) hereof, of the Systems; or

                    (iii) Buyer may elect in writing to waive the Assumed Contract Objections.

               (c)  DETERMINATION  OF  DECREASE IN VALUE.  For  purposes of this
          Section 6.4, the amount of decrease in value of the Systems shall be determined by mutual written agreement of the parties.

               (d) ASSUMED CONTRACTS. As to Assumed Contracts or other agreements not identified to Buyer on the date of this Agreement, Buyer shall have the right to reject the same and the same shall not be included among the contracts and agreements to be conveyed to Buyer hereunder.

         6.7 SELLERS' RIGHT TO CURE OR SATISFY OBJECTIONS. Prior to the date of agreement regarding the Final Settlement Statement as provided for in
         Section 2.2(b) hereof, Sellers shall have the right, but not the obligation, to cure or remove to the satisfaction of Buyer any Title Defects or Assumed Contract Objections for which a preliminary purchase price adjustment has been agreed to by Buyer and Sellers pursuant to Sections 6.1 and 6.4 hereof. The Adjusted Purchase Price reflected on the Final Settlement Statement shall be adjusted upward by an amount equal to the value of the Title Defects or Assumed Contract Objections satisfied by Sellers and for which a preliminary purchase price adjustment (downward) was made in calculating the Purchase Price in Sections 6.1 and 6.4 hereof.

         7.         CONDITIONS OF CLOSING.

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction and fulfillment on or prior to the Closing Date of the following conditions, each of which may be waived in writing by Buyer:

               (a) REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and, with appropriate modifications of time with respect to representations and warranties made as of a specified date, shall then be true and correct in all material respects.

               (b) SELLERS' PERFORMANCE. Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Sellers on or before the Closing Date.

               (c) AUTHORIZATIONS RECEIVED. All action required to taken by or on the part of each Seller to authorize the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by such Seller. At the Closing, each Seller shall have delivered to Buyer true and complete copies, certified by the secretary or an assistant secretary of Seller or of Seller's general partner, of resolutions evidencing the foregoing action.

               (d) DELIVERY OF CERTIFICATES AND INSTRUMENTS. Sellers shall have delivered to Buyer a certificate stating that the conditions in Sections 7.1(a) and 7.1(b) have been satisfied. Sellers shall have delivered to Buyer the documents and instruments referred to in Section 3.2 and such other documents as Buyer may reasonably request to effect the transfer and conveyance of the Assets to Buyer.

               (e) NO PROHIBITION OF TRANSACTION. No action, proceeding or investigation (including private causes of action) or regulation or legislation shall have been instituted, threatened or proposed before, nor any order issued by, any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages (i) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement; or (ii) which, in the reasonable judgment of the Buyer, could have a material adverse effect on the Assets.

               (f) DUE DILIGENCE INVESTIGATION. Buyer shall have completed its due diligence investigation of the Assets and the Business on or before September 29, 1995 (the "Due Diligence Period"), and the results of such investigation shall be satisfactory to Buyer in all respects, as determined in Buyer's sole discretion. Buyer shall notify Sellers in writing of Buyer's determination of whether or not the due diligence investigation was satisfactory to Buyer.

               7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction and fulfillment on or prior to the Closing Date of the following conditions, each of which may be waived in writing by Sellers:

               (a) REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and, with appropriate modifications of time with respect to representations and warranties made as of a specified date, shall then be true and correct in all material respects.

               (b) BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

               (c) AUTHORIZATIONS RECEIVED. All action required to be taken by or on the part of Buyer to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Buyer. At the Closing, Buyer shall have delivered to Sellers true and complete copies, certified by Buyer's secretary or an assistant secretary, of resolutions evidencing the foregoing action.

               (d) PURCHASE PRICE AND OTHER PAYMENTs. Buyer shall have delivered to Sellers the Purchase Price and any other payments required to be made as of the Closing Date pursuant to this Agreement.

               (e) NO PROHIBITION OF TRANSACTION. No action, proceeding or investigation (including private causes of action) or regulation or legislation shall have been instituted, threatened or proposed before, nor any order issued by, any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages (i) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement; or (ii) which, in the reasonable judgment of the Sellers, is reasonably likely to prevent Buyer from performing any obligation undertaken by it under this Agreement which is to be performed before or after the Closing.

               (f) DELIVERY OF CERTIFICATES AND INSTRUMENTS. Buyer shall have delivered to Sellers a certificate stating that the conditions in Sections 7.2(a) and 7.2(b) have been satisfied. Buyer shall have delivered to Sellers the documents and instruments referred to in
               Section 3.3(a) and such other documents as Sellers may reasonably request to effect the transfer and conveyance of the Assets to Buyer.

               (g) DUE DILIGENCE NOTICE. Pursuant to Section 7.1(f), Sellers shall have received the written notice from Buyer regarding satisfaction of the due diligence investigation.

               (h) APPROVAL OF VANCOUVER STOCK EXCHANGE. Superior shall have received the necessary consents, approvals and authorizations of the Vancouver Stock Exchange to the consummation of the transactions contemplated by this Agreement.

               (i) SHAREHOLDER AND PARTNER APPROVAL. Sellers shall have received the necessary consents and approvals of their shareholders or partners, as the case may be, to the transactions contemplated by this Agreement.

         8.         TERMINATION.

               8.1 TERMINATION EVENTS. Subject to the provisions of Section 8.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

         (a) by either Buyer or Sellers if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

         (b) by Buyer if all of the conditions set forth in Section 7.1 shall not have been satisfied on or before the Closing Date, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date;

         (c)        by Buyer in accordance with the terms of Article 6;

         (d)        by Sellers,  if all of the  conditions  set forth in Section
                    7.2 shall not have been satisfied on or before the Closing Date, other than through failure of Sellers to fully comply with their obligations hereunder, and shall not have been waived by Sellers on or before such date;

         (e)        by mutual written consent of Buyer and Sellers; or

         (f) by either Buyer or Sellers if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before December 15, 1995, or such later date as may be mutually agreed upon by the parties.

         Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

               8.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties hereunder shall terminate, except the obligations of the parties under Section 5.4 which shall not be affected by the termination of this Agreement; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

               8.3 DISBURSEMENT OF ESCROWED FUNDS. Upon termination of this Agreement, the Escrowed Funds shall be disbursed as follows:

               (a) If this Agreement is terminated by Buyer on or before the expiration of the Due Diligence Period, the Escrowed Funds shall be disbursed to Buyer.

               (b) If this Agreement is terminated for any reason after the expiration of the Due Diligence Period, the Escrowed Funds shall be disbursed to Sellers; provided, however, that in the event this Agreement is terminated by Buyer pursuant to Section 8.1(b), the Escrowed Funds shall be disbursed to Buyer; provided, further, that in the event this Agreement is terminated by Buyer pursuant to Section 8.1(f) as a result of Seller having failed to satisfy the conditions contained in Section 7.2(h) and Section 7.2(i) on or before December 15, 1995, the Escrowed Funds shall be disbursed to Buyer.

         9.         INDEMNIFICATION AND SURVIVAL.

               9.1 INDEMNIFICATION BY SELLERS. Sellers hereby jointly and severally agree to indemnify and hold harmless Buyer, its directors, officers, employees, advisors, agents, partners and shareholders at all times from and after the Closing Date against and with respect to:

               (a) The Excluded Liabilities;

               (b) Any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of Sellers under this Agreement;

               (c) Any and all loss, injury, damage or deficiency resulting from any breach of any covenant or agreement on the part of Sellers under this Agreement or any agreement, document or instrument contemplated hereby;

               (d) Any liability arising out of the operation by SPC of the Business before the Effective Time (except with respect to Assumed Liabilities); and

               (e) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, reasonable costs and legal and other expenses incident to any of the foregoing.

               9.2 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold harmless Sellers, their directors, officers, employees, advisors, agents, partners and shareholders at all times from and after the Closing Date against and with respect to:

               (a) The Assumed Liabilities;

               (b) Any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of Buyer under this Agreement;

               (c) Any and all loss, injury, damage or deficiency resulting from any breach of any covenant or agreement on the part of Buyer under this Agreement or any agreement, document or instrument contemplated hereby;

               (d) Any liability arising out of the operation by Buyer of the Business on or after the Effective Time; and

               (e) Any and all demands, claims, actions, suits or proceedings, assessments, judgments, reasonable costs and legal and other expenses incident to any of the foregoing.

               9.3 NOTICE OF INDEMNIFICATION; METHOD OF ASSERTING CLAIMS. A party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and a party against whom such claims are asserted hereunder is hereinafter referred to as to the "Indemnifying Party." All claims for indemnification by any Indemnified Party under this Article 9 will be asserted and resolved as follows:

               (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand the "Claim Notice"). The Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the failure of the Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party will have thirty
          (30) days from the personal receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend against, and shall control the defense against, all appropriate proceedings. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. In the event the Indemnifying Party shall fail to defend against any such claim or demand, the Indemnified Party shall have the right, but not the obligation, to defend against the same and recover the cost thereof from the Indemnifying Party, including reasonable legal costs and expenses and all amounts paid as a result of such claim or demand. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third-party claim or demand, or any cross-complaint against any person. No claim may be settled without the consent of the Indemnifying Party and the Indemnified Party, which consent will not be unreasonably withheld or delayed.

                    (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party will send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall notify the Indemnified Party in writing on or before the expiration of the Notice Period of the Indemnifying Party's election to
         (i) cure the claim within thirty (30) days after the expiration of the Notice Period, (ii) dispute the claim or (iii) pay the Indemnified Party the amount claimed on the Claim Notice. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period of the Indemnifying Party's election or cure the claim within the prescribed time period, the amount of such claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

                    9.4 SURVIVAL. All representations, warranties, covenants and agreements made in this Agreement shall survive for a period of one (1) year after the Closing Date. Notwithstanding the preceding sentence, any representation, warranty, covenant and agreement in respect of which indemnity may be sought under this Article 9 shall survive the time at which it would otherwise terminate pursuant to such sentence, if prior to such time notice of the breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought; provided, however, that such survival shall be effective only with respect to the claim for indemnity arising out of the breach specified in such notice. After the Closing, the sole and exclusive remedy of any party for any breach by the other shall be the indemnities contained in this Article 9 which shall survive the Closing.

                    9.5 LIMITATION OF LIABILITY. The aggregate liability of Sellers for indemnification under Section 9.1 shall be limited to One Hundred Thousand and No/100 U.S. Dollars ($100,000.00). The aggregate liability of Buyer for indemnification under Section 9.2 shall be limited to One Hundred Thousand and No/100 U.S. Dollars ($100,000.00).

         10.        MISCELLANEOUS.

                    10.1 EXPENSES. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by the other party.




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                    10.2  NOTICES.  Except as otherwise  set forth  herein,  all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

                             SELLERS

                             c/o CWF Associates, Ltd.
                             5080 Spectrum Drive
                             Suite 809-West
                             Dallas, Texas  75248
                             Attention:  Mr. A. Russ Hensley
                             Telecopy:  (214) 701-7272

                             BUYER

                             Hunter Gas Gathering, Inc.
                             600 East Las Colinas Boulevard
                             Suite 1200
                             Irving, Texas  75039
                             Attention:  President
                             Telecopy:  (214) 401-3110

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

                    10.3 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

                    10.4 EMPLOYEES. Buyer has not agreed to and nothing herein shall be construed to obligate Buyer to offer employment to or continue the employment of any officer, employee, agent or representative of Sellers, including, without limitation, those performing services relating to the Systems as of the Closing or the Effective Time. Any successor clause or successor agreement in any labor contracts or other labor arrangements shall not be applicable to the sale and purchase of the Systems or otherwise affect or impose any conditions or obligations upon Buyer. With respect to any employees of Sellers that perform services with respect to the Systems and are terminated by Sellers, it shall be the responsibility of Sellers to comply with all applicable laws in connection therewith, including, without limitation, the Worker Adjustment and Retraining Act. Buyer takes the Systems not subject to any collective bargaining or similar agreement. Buyer shall have no liability or obligation with regard to any employment claims by any of



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Sellers'  employees  relating to or arising out of their  employment by Sellers, any employment contract with same, any pension or other benefit liability of same, any law requiring notice of severance or severance benefit, or any liability under the Employee Retirement Income Security Act of 1974, as amended, or any pension, severance or other benefit plan pertaining to employment by same. Notwithstanding and without limiting the foregoing, Buyer shall be entitled to offer employment to any of the Sellers' officers, employees, agents and representatives who are performing or have performed services relating to the Systems.

                    10.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

                    10.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                    10.7 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. This Agreement may not be assigned or transferred by Superior, SPC or CWF without the written consent of Buyer. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

                    10.8 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.



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



Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     10.9 ANNOUNCEMENTS. Sellers and Buyer shall consult with each other with regard to all press releases and other public announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Sellers shall issue any such press release or make any other public announcement without the prior written consent of the other party.

     10.10 SECTION HEADINGS, CONSTRUCTIOn. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

     10.11 SCHEDULES, EXHIBITS, ETC. Matters disclosed by Seller or by Buyer in any schedule, exhibit, or financial statement delivered by or to Buyer or Seller, as the case may be, pursuant to any section hereof shall be deemed to be disclosed with respect to all sections of this Agreement.

     10.12 CONSENT OR PERMISSION NOT TO BE UNREASONABLY WITHHELD. Except as otherwise expressly stated herein, whenever the consent or permission of a party hereto is required hereunder, such consent or permission shall not be unreasonably withheld or delayed.

     10.13 TIME OF ESSENCE. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

     10.14 GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Texas without regard to conflicts of laws, all rights and remedies being governed by such laws.

     10.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

                                   SIGNATURES

         To evidence the binding effect of the covenants and agreements described above, Sellers (by their duly authorized officers and general partner) and Buyer (by its duly authorized officer) have each caused this Agreement to be executed as of the date first written above.

                                    SELLERS:

                                    SUPERIOR PIPELINE CORPORATION


                                    By:    /s/ A. Russ Hensley
                                           --------------------------
                                           A. Russ Hensley, President


                                    SUPERIOR PIPELINE CORPORATION


                                    By:    /s/ A. Russ Hensley
                                           ---------------------------
                                           A. Russ Hensley, President


                                    CWF ASSOCIATES, LTD.

                                    By:    CWF Energy, Inc., its
                                           general partner


                                    By:    /s/ A. Russ Hensley
                                           -----------------------
                                           A. Russ Hensley, President


                                    BUYER:

                                    HUNTER GAS GATHERING, INC.


                                    By:    /s/ R. Renn Rothrock, Jr.
                                           --------------------------
                                           R. Renn Rothrock, Jr., Executive
                                           Vice President






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